Exhibit 4.21

(Translation, for reference only)

ChipMOS TECHNOLOGIES (Shanghai) LTD.

The 2nd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

ChipMOS TECHNOLOGIES (Shanghai) LTD.

The 2nd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

WHEREAS, Tibet Unigroup GuoWei Investment Co., Ltd., ChipMOS TECHNOLOGIES (BVI) LTD., Gongqingcheng Changhou Investment Management Ltd., Accretech (China) Co., Ltd., Chao-Jung Tsai, Shih-Jye Cheng, Shanghai Zuzhu Business Consulting Partnership (Limited Partnership), Shou-Kang Chen, David W.Wang, and Gongqingcheng Changhou Hong Xin Investment Management Partnership (Limited Partnership) (“Hong Xin Capital”) made and executed the “AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE” and the supplemental agreements thereof (hereinafter collectively referred to as “JV Agreement”) respectively on November 30, 2016 and April 10, 2017 for the matter of the joint venture of ChipMOS TECHNOLOGIES (Shanghai) LTD. (“ChipMOS Shanghai” or the “Company”);

WHEREAS, the Parties have partially remitted their capital contribution to the Company’s account in accordance with the JV Agreement;

WHEREAS, the Parties wish to extend the time period for remittance of the newly increased amount of registered capital contribution to the Company.

NOW, THEREFORE, in consideration of the mutual premises contained herein, the Parties hereto agree to this supplemental agreement for the JV Agreement (“this Agreement”) through good faith negotiations on November 28, 2017 as follows:

Article 1.

Section 5.3 of the JV Agreement (“Capital Contribution of the Parties and Shareholding Percentage”) shall be amended as:

The capital contribution and shareholding percentage for the registered capital of the Company by each Party are as follows (amounts in RMB):

(Translation, for reference only)

ChipMOS TECHNOLOGIES (Shanghai) LTD.

The 2nd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

Shareholder	Total Capital Contribution	The Amount of Capital from Transfer of Equity Interests	The Amount of Capital Already Remitted	The Amount of Capital Remaining to be Remitted	Shareholding Percentage
Investor A	1,185,044,913	669,516,900	329,937,928	185,590,085	48.0000%
ChipMOS BVI	1,111,576,624	628,009,392	309,483,028	174,084,204	45.0242%
Hong Xin Capital	49,376,805	27,896,500	13,747,395	7,732,910	2.0000%
Accretech	34,964,934	19,754,200	9,734,870	5,475,864	1.4162%
Chao-Jung Tsai	33,187,500	18,750,000	9,240,000	5,197,500	1.3443%
Shih-Jye Cheng	27,656,250	15,625,000	7,713,225	4,318,025	1.1202%
Shanghai Zuzhu	23,208,948	13,112,400	6,461,791	3,634,757	0.9401%
Shou-Kang Chen	3,062,100	1,730,000	852,544	479,556	0.1240%
David W.Wang	765,525	432,500	213,136	119,889	0.0310%

In the event that one Party contributes capital by foreign currency, the exchange rate applicable to the capital contribution shall be the central exchange rate as announced by the People’s Bank of China on the date of its capital contribution (Medial Rate).

(Translation, for reference only)

ChipMOS TECHNOLOGIES (Shanghai) LTD.

The 2nd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

Article 2.

Section 5.4.2 of the JV Agreement shall be amended as:

The Parties agree that: prior to June 30, 2018, after the resolution of the Board, the Parties shall, within thirty (30) days of such resolution, remit the funds to be contributed by the Parties in accordance with Section 5.3 to the Company’s account. If any Party fails to remit its capital contribution in accordance with the provisions of this Agreement, such Party shall be obliged to pay interest on the unremitted portion to the Company in the form of a simple interest payment for the period from the due date for remittance to the date of actual remittance, while the interest rate shall be 2% plus the one-year Renminbi loan interest rate to be implemented by the People’s Bank of China. Other Parties who comply with this Agreement have the right to seek compensation from the defaulting Party to the extent permitted by Laws (including, in particular, a total amount equivalent to 20% of the defaulting Party’s unremitted capital contribution to the Company’s registered capital). Nothing in this Section 5.4.2 shall prejudice any other right of the non-defaulting Party under this Agreement or the applicable Laws.

Article 3. Miscellaneous

3.1	Terms that are not defined, however used in this Agreement, shall have the same meaning as those given in the JV Agreement.

3.2

In the event that this Agreement is inconsistent with the JV Agreement, this Agreement shall prevail. Matters that are not specified in this Agreement shall be addressed in accordance with the JV Agreement.

3.3

This Agreement may be modified or amended only by a written and signed agreement of the Parties. No waiver by any Party of one or more rights under this Agreement shall be recognized as a waiver of any other right hereunder, nor shall such waiver be regarded as a waiver of the same right in any other circumstances.

3.4

In case of a disputed provision, the remaining provisions of this Agreement shall remain in full force and effect during the dispute. If any provision of this Agreement is deemed unenforceable or invalid, the remaining provisions of this Agreement shall remain in full force and effect.

3.5	This Agreement shall become effective upon being signed and chopped by the Parties.

3.6	This Agreement can be executed in as many originals as needed, while each original shall have the same legal effect, and each Party shall retain no less than one (1) original.

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(Translation, for reference only)

ChipMOS TECHNOLOGIES (Shanghai) LTD.

The 2nd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Tibet Unigroup GuoWei Investment Co., Ltd. (Seal)

Signature:
Name: Wei-Guo Zhao
Title: Executive Director

(Translation, for reference only)

ChipMOS TECHNOLOGIES (Shanghai) LTD.

The 2nd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

ChipMOS TECHNOLOGIES (BVI) LTD.
(Seal)

Signature:
Name: Lien-Fa Chou
Title: Chairman

(Translation, for reference only)

ChipMOS TECHNOLOGIES (Shanghai) LTD.

The 2nd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Gongqingcheng Changhou Hong Xin Investment Management Partnership (Limited Partnership)
(Seal)

Signature:

Name: Hong-Wei Hsieh
Title: Representative of the Managing Partner

(Translation, for reference only)

ChipMOS TECHNOLOGIES (Shanghai) LTD.

The 2nd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Accretech (China) Co., Ltd.
(Seal)

Signature:
Name: Hao Chen
Title: Director / General Manager

(Translation, for reference only)

ChipMOS TECHNOLOGIES (Shanghai) LTD.

The 2nd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Chao-Jung Tsai

Signature:

(Translation, for reference only)

ChipMOS TECHNOLOGIES (Shanghai) LTD.

The 2nd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Shih-Jye Cheng

Signature:

(Translation, for reference only)

ChipMOS TECHNOLOGIES (Shanghai) LTD.

The 2nd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Shanghai Zuzhu Business Consulting Partnership (Limited Partnership)

(Seal)

Signature:
Name: Lien-Fa Chou
Title: Representative of the Managing Partner

(Translation, for reference only)

ChipMOS TECHNOLOGIES (Shanghai) LTD.

The 2nd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Shou-Kang Chen

Signature:

(Translation, for reference only)

ChipMOS TECHNOLOGIES (Shanghai) LTD.

The 2nd Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

David W. Wang

Signature: